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                                                                   EXHIBIT 10.29


               SEMI-NON-EXCLUSIVE AUTHORIZED DISTRIBUTOR AGREEMENT
                                     BETWEEN
                         CARRIER IDENTIFIED ON EXHIBIT B
                                       AND
                    SEMI-NON-EXCLUSIVE AUTHORIZED DISTRIBUTOR
                             IDENTIFIED ON EXHIBIT B


         THIS AGREEMENT IS ENTERED INTO BY NON-EXCLUSIVE AUTHORIZED DISTRIBUTOR IDENTIFIED ON EXHIBIT B, a (SEE EXHIBIT B) corporation with its principal place of business at (SEE EXHIBIT B) ("DISTRIBUTOR") and CARRIER IDENTIFIED ON EXHIBIT B ("CARRIER"), a Georgia corporation, having its principal place of business at (SEE EXHIBIT B) on behalf of the entities listed on Exhibit A for the specific markets associated with such entities as set forth on Exhibit A. Each entity in whose behalf CARRIER contracts shall only contract for the market listed beside that entity's name. Additional markets as shown on Exhibit A-1 may be added by mutual written agreement of the parties.

         In consideration of the mutual promises and covenants set forth herein, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Capitalized words and phrases used in this Agreement shall have the following meaning:

         1.1 Affiliate. A person, association, partnership, corporation or joint-stock company, trust or other business entity is an affiliate of that person ("Person") that directly or indirectly Controls, is Controlled by or is under common Control with another Person.

         1.2 Area. Metropolitan Statistical Area(s) ("MSA"), Rural Service Area(s) ("RSA"), Basic Trading Area ("BTA") or Metropolitan Statistical Area ("MTA") as set forth in Exhibit A, within which CARRIER has or intends to apply for regulatory authority to provide WRS and within which DISTRIBUTOR has the authority to solicit and contract, on behalf of CARRIER, with Subscribers.

         1.3 Cellular Radio Service ("CRS"). Any and all services authorized by the FCC under 47 Code of Federal Regulations, Part 22, Subpart H.

         1.4 Control or Controlling Interest. Ownership of more than fifty percent (50%) of the voting power of all classes of voting stock or more than fifty percent (50%) of the beneficial interests in income and capital of an entity other than a corporation.

         1.5 DISTRIBUTOR. The party defined as "DISTRIBUTOR" above and any subcontractor, employee, servant, Affiliate or distributor of said party. The term "DISTRIBUTOR" as used herein is applicable to one or more persons, a corporation or a partnership, as the case may


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be, and the singular use includes the plural and the masculine and neuter usages include the other and the feminine.

         1.6 Equipment. Mobile and portable radio units that are used by Subscribers in conjunction with WRS and approved by the FCC.

         1.7      FCC. The Federal Communications Commission.

         1.8 Home System. The Wireless Service System on which the Subscriber is a registered home Subscriber.

         1.9 Marks. Trademarks, trade names, insignia, symbols, decorative designs, or the like which CARRIER or its Affiliate owns or is licensed or sublicensed to use in connection with Wireless Radio Service or products relating thereto, and which CARRIER, in its sole discretion, determines that DISTRIBUTOR is authorized to use.

         1.10 Reseller. Any person, association, partnership, corporation or joint-stock company, trust, and any other business entity which purchases bulk quantities of WRS from CARRIER for resale distribution, directly or indirectly, to ultimate users of WRS.

         1.11 Roamer. A WRS user who takes the Equipment out of the range of the Home System and receives wireless service in another system's coverage area.

         1.12 Subdistributor. An entity or person with which DISTRIBUTOR has an agreement for the enrollment of Subscribers to CARRIER's WRS in the Area through DISTRIBUTOR.

         1.13 Subscriber. Any potential or actual customer who is the ultimate user of WRS provided by CARRIER in the Area. However, for the purpose of calculating compensation in Exhibit B, each WRS telephone number assigned to a customer of CARRIER's WRS is deemed to be a separate Subscriber, regardless of how many WRS telephone numbers may be used by that customer.

         1.14 Usage. A period of time during which a Subscriber uses CARRIER's WRS and incurs charges for such use.

         1.15 Wireless Radio Service ("WRS"). Any and all service under 47 Code of Federal Regulations, Parts 22 and 24.

                                   ARTICLE II
                           APPOINTMENT OF DISTRIBUTOR

         CARRIER hereby appoints DISTRIBUTOR, and DISTRIBUTOR hereby accepts the appointment, as a nonexclusive, authorized distributor of CARRIER to solicit and contract on behalf of CARRIER with Subscribers for WRS in the Area, subject to all of the terms and conditions hereof. DISTRIBUTOR recognizes and agrees that CARRIER has the right to and may appoint other nonexclusive, authorized WRS distributors in the Area, including retailers and


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other business organizations as distributors of WRS in the Area, and that
CARRIER has the right to and may directly offer and furnish WRS to Subscribers within the Area. DISTRIBUTOR recognizes and agrees that CARRIER will market Equipment and WRS directly or indirectly through Affiliates. In addition, DISTRIBUTOR recognizes that under current applicable FCC wireless rules, CARRIER must sell its WRS to Resellers.

         DISTRIBUTOR agrees to act as CARRIER's distributor in offering CARRIER's WRS to Subscribers. All of such offerings shall be at the rates and under the terms and conditions which CARRIER shall from time to time specify.

         It is understood and agreed that Subscribers shall be customers of CARRIER for WRS.

                                   ARTICLE III
                     GENERAL OBLIGATIONS AND REPRESENTATIONS

         3.1 General. DISTRIBUTOR acknowledges that it has conducted an independent investigation of the WRS business that it will conduct pursuant hereto. DISTRIBUTOR recognizes that entry into the WRS business as a DISTRIBUTOR of CARRIER involves business risks and that DISTRIBUTOR's success in such business will depend primarily upon its abilities and efforts. CARRIER expressly disclaims the making of, and DISTRIBUTOR acknowledges that it has not received or relied upon, any guaranty, express or implied, as to the amount of compensation or other revenue that it may earn as a result of its agency relationship with CARRIER.

         3.2 Acceptance of Terms of Agreement. CARRIER and DISTRIBUTOR each acknowledges that it has read this Agreement and understands and accepts the terms, conditions and covenants contained herein as being reasonably necessary to maintain CARRIER's high standards for CARRIER's WRS and to protect and preserve the goodwill of CARRIER and of CARRIER's WRS and its Marks.

         3.3. No Misrepresentation. DISTRIBUTOR represents to CARRIER, as an inducement to its entry into this Agreement, that DISTRIBUTOR has made no misrepresentation to CARRIER in its application for appointment as a nonexclusive, authorized distributor of CARRIER or in any other manner. Neither party has knowledge of any representations relating to this agency relationship by any officer, employee or distributor of the other that are contrary to the terms herein.

         3.4 Lost Profits. DISTRIBUTOR and CARRIER mutually agree that neither shall have any liability to the other for any lost profits or consequential damages even if advised of the possibility of such damages.

         3.5 Best Efforts. CARRIER and DISTRIBUTOR mutually agree that each will at all times faithfully, honestly and diligently perform its obligations hereunder, and that it will continuously exert its best efforts to promote and enhance the use of CARRIER's WRS.


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                                   ARTICLE IV
                      DISTRIBUTOR'S USE OF SUBDISTRIBUTORS

         DISTRIBUTOR agrees that in the event that DISTRIBUTOR enters into agreements with Subdistributors, its use of such Subdistributors shall be subject to the following terms and conditions:

         4.1 Notice to CARRIER. DISTRIBUTOR shall, upon written request of CARRIER, notify CARRIER in writing of all Subdistributors, Subdistributor's principals and terms of the agreement DISTRIBUTOR has with each of its Subdistributors.

         4.2 Information to be Provided to Subdistributors. DISTRIBUTOR shall inform Subdistributors of all of DISTRIBUTOR's contractual obligations pursuant to this Agreement and at all times keep each Subdistributor fully apprised of CARRIER's requirements with respect to Subdistributors and any procedures relevant to Subdistributor's sale of CARRIER's WRS in the Area.

         4.3 Activations. Subdistributors will have no direct communications with CARRIER. All communications regarding activations, compensation, procedures, and any other matters are to be handled solely by DISTRIBUTOR.

         4.4 Training. DISTRIBUTOR shall be responsible for causing all subdistributors to be adequately trained at DISTRIBUTOR's premises. Such training shall be as specified in Article V.

         4.5 Use of Marks. Subdistributors are prohibited from using CARRIER's Marks in a manner which identifies Subdistributors as representatives of CARRIER.

         4.6 Compliance with Agreement. Subdistributors must at all times comply with provisions of this Agreement which may relate to Subdistributors, including but not limited to Articles VII, IX, X, XI, XV, XIII, XVI, XXIV, and XXVII and the provisions of any Exhibit.

         4.7 Responsibility of DISTRIBUTOR for Acts of Subdistributors. Subdistributors are representatives of DISTRIBUTOR only. DISTRIBUTOR shall be fully responsible for the acts of its Subdistributors. If CARRIER determines that any Subdistributor is not in compliance with any of the terms and conditions stated herein which CARRIER determines are applicable to Subdistributors, CARRIER may terminate this Agreement with DISTRIBUTOR.

                                    ARTICLE V
                                    TRAINING

         5.1 Initial Training by CARRIER. CARRIER will provide initial training to DISTRIBUTOR's employees regarding the processing of customer orders, credit policy and communication of billing information between CARRIER and DISTRIBUTOR. The duration of the training period will be up to two business days and will be conducted at DISTRIBUTOR's work location or at a location in the Area prescribed by CARRIER. Training manuals and user


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documentation will be provided by CARRIER. Such manuals and documentation will be maintained and periodically updated by CARRIER to support all changes in procedures.

         Training will be provided at no cost to DISTRIBUTOR. Any incidental costs, including travel and living expenses, incurred by DISTRIBUTOR relative to this training will be the sole responsibility of DISTRIBUTOR or its employees. Any additional training requested by DISTRIBUTOR will be provided by CARRIER's sole discretion and at DISTRIBUTOR's expense.

         5.2 Training Program. CARRIER has developed a training program for all of DISTRIBUTOR's sales and sales support personnel with regard to the sales/sales order process of CARRIER's WRS. Training will be conducted at DISTRIBUTOR's work location or at a location in the Area prescribed by CARRIER. Training shall include wireless technology, system operation, and service features. Unless waived in writing by CARRIER, each salesperson shall complete the required training within thirty (30) days of employment in the Area by DISTRIBUTOR. No salesperson is to commence selling CARRIER's WRS until such training is complete. All expenses incurred by DISTRIBUTOR's sales and sales support personnel participating in the training program shall be borne by the DISTRIBUTOR. CARRIER agrees to pay its own expenses regarding its personnel involved in conducting the training program.

         In meeting DISTRIBUTOR's obligations under this Agreement, DISTRIBUTOR shall retain and train salespersons in the enrollment of Subscribers, the operation of WRS, and the sale of Equipment. Salespersons retained by DISTRIBUTOR must meet criteria prescribed by CARRIER and shall, at the option of CARRIER, be subject to continuing approval by CARRIER, which approval shall not be unreasonably withheld, conditioned, or delayed.

                                   ARTICLE VI
                            ADMINISTRATIVE PROCEDURES

         6.1 Subscriber Enrollment. CARRIER may periodically prescribe various reasonable procedures to be followed by DISTRIBUTOR and its salespersons in the solicitation of Subscribers, presentations relating to CARRIER's WRS and enrollment of Subscribers. Attached hereto as Exhibit C and incorporated herein are current procedures for reducing fraud with which DISTRIBUTOR shall comply when activating Subscribers. CARRIER will also furnish CARRIER's WRS literature and forms of agreements DISTRIBUTOR must use in the enrollment of Subscribers. CARRIER may also furnish to DISTRIBUTOR certain computer systems and software that will enable DISTRIBUTOR to electronically activate Subscribers and generate contracts. Such computer systems and software shall remain the property of CARRIER. DISTRIBUTOR agrees to comply with all reasonable procedures prescribed by CARRIER from time to time for the solicitation of Subscribers, presentations to Subscribers relating to CARRIER's WRS and enrollment of Subscribers. DISTRIBUTOR shall communicate Subscriber enrollment and billing information to CARRIER as prescribed by CARRIER.

         6.2 Billing, Credit and Collections. Upon enrollment of a particular Subscriber by DISTRIBUTOR, that Subscriber shall become a customer of CARRIER for WRS in the Area


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and CARRIER shall bill such Subscriber and offer and furnish such customer billing services as CARRIER deems appropriate. CARRIER shall be responsible for collecting any charges for WRS unpaid by Subscribers. CARRIER shall be responsible for approving Subscribers for credit. CARRIER shall not activate any Subscriber unless and until such Subscriber has satisfactorily passed a credit check and has paid any required deposit. DISTRIBUTOR shall not be entitled to compensation for a Subscriber who fails to pass the credit check or to pay any required deposit.

         6.3 Rates. CARRIER shall, subject to any required regulatory approval, determine and periodically modify rates for WRS in the Area and shall notify DISTRIBUTOR as soon as practicable of each modification. DISTRIBUTOR acknowledges that from time to time CARRIER may offer rates for WRS, by contract or otherwise, which rates may not be made available to DISTRIBUTOR and its customers. Modifications of rates may apply to both existing and future Subscribers. Upon enrollment, CARRIER may solicit Subscribers to purchase other products, services and additional WRS telephone numbers. DISTRIBUTOR shall not have any exclusive right to sell to any Subscriber or group of Subscribers.

         6.4 WRS Telephone Numbers. CARRIER will furnish WRS telephone numbers for Subscribers subject to availability and technological capacity. In the event technological changes occur which restrict or limit CARRIER's ability to furnish WRS telephone numbers for Subscribers, CARRIER shall inform DISTRIBUTOR and CARRIER shall have no liability to DISTRIBUTOR hereunder for the inability to furnish such numbers.

         6.5 Technological Changes. If technological changes change the size of CARRIER's coverage area or impose restrictions on the use of a Subscriber's Equipment, CARRIER will inform DISTRIBUTOR in writing of such changes and DISTRIBUTOR will inform Subscribers with whom DISTRIBUTOR comes into contact of such changes or restrictions. Failure by DISTRIBUTOR to inform Subscribers of such changes will be considered a material breach of this Agreement.

                                   ARTICLE VII
         DUTIES AND RESPONSIBILITIES OF DISTRIBUTOR REGARDING EQUIPMENT

         7.1 General Responsibilities. DISTRIBUTOR agrees to sell Equipment to be used by Subscribers of CARRIER's WRS in the Area. DISTRIBUTOR shall be responsible for the warranty service for and installation and maintenance of such Equipment. DISTRIBUTOR agrees to offer only models of Equipment for sale that meet quality standards set by the FCC and the manufacturer's recommendations for use of such Equipment. At CARRIER's request DISTRIBUTOR agrees to submit to CARRIER for CARRIER's approval the models of Equipment which it proposes to sell. DISTRIBUTOR agrees that CARRIER shall have the absolute right to approve or disapprove any Equipment. CARRIER shall not be obligated to pay any commission to DISTRIBUTOR for any Subscriber whom DISTRIBUTOR enrolls on CARRIER's WRS with an unapproved FCC-type Equipment, Equipment which does not meet the manufacturer's recommendation, or Equipment which CARRIER has not approved, or has affirmatively disapproved.


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         Subscribers shall be customers of DISTRIBUTOR with respect to
Equipment. CARRIER shall have no responsibility to DISTRIBUTOR or Subscribers with respect to the sale, installation, warranty service for or maintenance of Equipment. The indemnification provisions of Article XXVII of this Agreement shall apply to any claims or demands against CARRIER which relate to DISTRIBUTOR's sale of Equipment, but CARRIER shall be solely responsible for claims or demands related to Equipment sold by CARRIER.

         7.2 Inventory. DISTRIBUTOR agrees to maintain an inventory of approved models of Equipment sufficient to meet reasonably anticipated demand therefor by Subscribers DISTRIBUTOR enrolls.

         DISTRIBUTOR may purchase Equipment from any available source, including CARRIER. Such Equipment shall be of the style, appearance and quality as to be adequate and suitable for such with CARRIER's WRS. Such Equipment will be sold in accordance with all applicable federal, state and local laws, and the same shall not reflect adversely upon the good name of CARRIER or any of its programs or the Marks. DISTRIBUTOR acknowledges and agrees that CARRIER offers Equipment for sale to those of its distributors who meet CARRIER's credit criteria as an accommodation to enable such distributors to meet the needs of CARRIER's WRS customers. DISTRIBUTOR further acknowledges that CARRIER may from time to time stock equipment that it does not sell to DISTRIBUTOR or that CARRIER may only consign to DISTRIBUTOR for sale in conjunction with WRS.

                                  ARTICLE VIII
                                  COMPENSATION

         CARRIER shall pay compensation to DISTRIBUTOR in accordance with the Compensation Schedule in Exhibit B attached hereto and incorporated herein, which Schedule may be amended from time to time as set forth in Exhibit B. Nothing herein shall prohibit CARRIER from offering from time to time different rates, promotions or additional service packages with reduced compensation for DISTRIBUTOR ("Reduced Compensation Plans"). In the event such rates, promotions or service packages are offered, DISTRIBUTOR shall be required to evidence in writing its consent and agreement to the change in compensation in order to be eligible to offer such rates, promotions or services to Subscribers. If DISTRIBUTOR fails to agree to such change in compensation, DISTRIBUTOR shall not be paid any compensation for any Subscriber enrolled on a Reduced Compensation Plan, and the amount of any compensation paid for any Subscriber so enrolled, or who switches to a Reduced Compensation Plan within ninety (90) days of initial enrollment, shall be deducted from future compensation payable to DISTRIBUTOR, if any, and if none, shall be paid by DISTRIBUTOR to CARRIER on demand. DISTRIBUTOR understands that no compensation shall be paid unless DISTRIBUTOR complies with the terms and conditions specified in this Agreement and the Compensation Schedule. DISTRIBUTOR acknowledges that compensation paid to other distributors for adding Subscribers to CARRIER's WRS may vary.


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                                   ARTICLE IX
                         DISTRIBUTOR'S SALES FACILITIES

         DISTRIBUTOR agrees that it will sell WRS and Equipment at its sales facilities in the Area and at such additional or substitute sales facilities requested by DISTRIBUTOR which CARRIER approves in writing from time to time during the term of this Agreement. Each of DISTRIBUTOR's WRS sales facilities shall comply at all times during the term hereof with any reasonable requirements which may be established by CARRIER for showroom and display capacity, appearance, accessibility, and efficiency and shall display such signage identifying CARRIER's WRS as CARRIER may reasonably prescribe. DISTRIBUTOR or DISTRIBUTOR's principals shall directly own a Controlling Interest in each location at which DISTRIBUTOR's WRS business is conducted pursuant to this Agreement, and shall operate such locations in DISTRIBUTOR's name.

                                    ARTICLE X
                                   ADVERTISING

         DISTRIBUTOR agrees to advertise CARRIER's WRS throughout the Area. If DISTRIBUTOR follows CARRIER's procedures concerning enrollment of a Subscriber, adheres to applicable tariffs, and complies with the terms and conditions of this Agreement, then, to the extent permitted by CARRIER's annual budget, CARRIER may consider reimbursement to DISTRIBUTOR for advertising costs in accordance with CARRIER's Advertising Guidelines, as such guidelines may be amended from time to time.

         All advertising and promotion by DISTRIBUTOR shall be completely factual and shall conform to the highest standards of ethical advertising. Samples of advertising and marketing materials which DISTRIBUTOR is using or intends to use in connection with WRS or products bearing CARRIER's Marks, and which have not been prepared or previously approved by CARRIER, shall be submitted to CARRIER for approval, which approval shall not be unreasonably withheld, conditioned, delayed, or withdrawn. If written approval is not received by DISTRIBUTOR within five (5) days from the date of confirmation of receipt by CARRIER of such materials, CARRIER shall be deemed to have approved the materials. DISTRIBUTOR shall not use any advertising or marketing materials that CARRIER has disapproved.

                                   ARTICLE XI
                                      MARKS

         11.1 List of Marks. CARRIER has published a list of Marks which DISTRIBUTOR is authorized to use under this Agreement in conjunction with the sale of CARRIER's WRS and products. CARRIER will periodically update the list of Marks DISTRIBUTOR is authorized to use under this Agreement. The most current updated list will always supersede any previously issued list. Such list will also be supplemented with rules and regulations pertaining to the Marks which DISTRIBUTOR agrees to follow.

         11.2 Right to Use Marks; Value of Marks. DISTRIBUTOR acknowledges that its right to use the Marks is derived solely from this Agreement and is limited to the right to identify


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DISTRIBUTOR as a DISTRIBUTOR of CARRIER for the sale of WRS and to identify products and services bearing the Marks which may be sold by DISTRIBUTOR. DISTRIBUTOR agrees to comply with all rules and regulations pertaining to such Marks prescribed by CARRIER from time to time during the term of this Agreement. DISTRIBUTOR agrees to maintain the quality and nature of the goods and services associated with the Marks as established by CARRIER. DISTRIBUTOR recognizes the great value of the goodwill associated with the Marks, and acknowledges that it has no interest in the Marks and all rights therein and goodwill pertaining thereto belong exclusively to CARRIER and its Affiliates, and that the Marks have a secondary meaning in the mind of the public. DISTRIBUTOR acknowledges and agrees that all usage of the Marks by DISTRIBUTOR and any goodwill established thereby shall inure to the exclusive benefit of CARRIER and its Affiliates and that this Agreement does not confer any goodwill or other interests in the Marks upon DISTRIBUTOR. Any unauthorized use of the Marks by DISTRIBUTOR, or any use not in compliance herewith, shall constitute an infringement of the rights of CARRIER and its Affiliates in and to the Marks.

         11.3 Use of Marks by DISTRIBUTOR. DISTRIBUTOR shall use the Marks with such words qualifying or identifying the agency relationship of CARRIER and DISTRIBUTOR as CARRIER from time to time reasonably prescribes. DISTRIBUTOR shall not use the Marks as part of any corporate or trade name or with any prefix, suffix or other modifying words, terms, designs or symbols, or in any modified form, nor may DISTRIBUTOR use the Marks in connection with the sale of any unauthorized product or service or in any other manner not expressly authorized by this Agreement or separately in writing by CARRIER. DISTRIBUTOR agrees to display the Marks on stationery and other forms used in its WRS business in the manner prescribed by CARRIER, to give such notices of registration as CARRIER specifies and to obtain such fictitious or assumed name registrations as may be required under applicable law. Misuse of the Marks by DISTRIBUTOR or its subdistributors may result in termination of this Agreement or such other remedy, including withholding of commissions, as CARRIER may establish from time to time in its Advertising guidelines.

         11.4 Modification of Marks. If it becomes advisable at any time in CARRIER's sole discretion for DISTRIBUTOR to modify or discontinue use of any Mark or substitute one or more additional trade or service marks to identify its relationship with CARRIER or any Equipment, DISTRIBUTOR agrees to comply therewith within a reasonable time after notice thereof by CARRIER and the sole obligations of CARRIER in any such event shall be to reimburse DISTRIBUTOR for the out-of-pocket costs, if any, of complying with this obligation and to indemnify DISTRIBUTOR as provided for in Paragraph 11.5 below. In addition, DISTRIBUTOR shall replace obsolete identification signs or identification material with new signs or identification material should CARRIER adopt new Marks replacing one or more Marks identified by CARRIER in such list as hereinbefore specified.

         11.5 Protection of Rights in the Marks. DISTRIBUTOR agrees that it will not during the term of this Agreement, or thereafter, attack the title or any rights of CARRIER or its Affiliates in and to the Marks. CARRIER hereby indemnifies DISTRIBUTOR and undertakes to hold DISTRIBUTOR harmless against any damages and costs from claims or suits arising out of the use by DISTRIBUTOR of the Marks as authorized in this Agreement, provided that prompt notice is given to CARRIER of any such claim or suit and provided further, that CARRIER or its


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Affiliates shall have the option to undertake and conduct the defense of any suit so brought and that no settlement of any such claim or suit shall be made by DISTRIBUTOR without the prior written consent of CARRIER.

         11.6 Marks Licensed From BellSouth Intellectual Property Corporation ("BIPCO"). Any Mark licensed from BIPCO shall be subject to the following terms:

                  A. Ownership. DISTRIBUTOR acknowledges and agrees that the trademarks, tradenames, logos, slogans, and symbols of BellSouth Corporation, CARRIER and their Affiliates (the "Marks") are owned by BellSouth Intellectual Property Corporation ("BIPCO"). DISTRIBUTOR agrees to do nothing inconsistent with BIPCO's ownership of the Marks.

                  B. Rights to Use Marks; Contract Number. All terms related to DISTRIBUTOR's right to use certain of the Marks shall be contained in the Trademark Agreement between DISTRIBUTOR and BIPCO's subsidiary BellSouth Intellectual Property Marketing Corporation, a copy of which is attached hereto as Exhibit D. At CARRIER's discretion, CARRIER will require DISTRIBUTOR either to (a) execute a written hardcopy of the Trademark Agreement as provided by CARRIER; or (b) access and execute Trademark Agreement by electronic means. If CARRIER directs DISTRIBUTOR to execute the Trademark Agreement electronically, DISTRIBUTOR shall access the Trademark Agreement website identified by Carrier and enter required authorization information, including a contract number identifying this Agreement. The contract number for this Agreement may be obtained from CARRIER's representative. DISTRIBUTOR's inability to access the Trademark Agreement website is not a waiver of the requirements stated herein, and any such technical or operational inability shall be promptly reported to CARRIER's representative. DISTRIBUTOR's execution of the Trademark Agreement and compliance with the terms thereof is a material obligation of this Agreement.

         DISTRIBUTOR agrees to assist CARRIER or its Affiliates and CARRIER agrees to reimburse DISTRIBUTOR for all associated reasonable costs to the extent necessary in the procurement of any protection or to protect any of CARRIER's or its Affiliates rights to the Marks, and CARRIER or its Affiliates, if it or they so desire, may commence or prosecute any claims or suits in its own name or that of its Affiliates or in the name of DISTRIBUTOR with DISTRIBUTOR's approval or join DISTRIBUTOR as a party thereto. When known, DISTRIBUTOR shall notify CARRIER in writing of any infringements or imitations by others of the Marks which are the same as or similar to those covered by this Agreement. CARRIER shall have the sole right to determine whether any action shall be taken on account of any such infringements or imitations. DISTRIBUTOR shall not institute any suit or take any action on account of any infringement or imitations without first obtaining the written consent of CARRIER.

                                   ARTICLE XII
                              RULES AND PROCEDURES

         DISTRIBUTOR agrees to comply, as applicable, with the FCC's wireless rules, all tariffs, other governmental rules, and procedures reasonably prescribed from time to time by CARRIER relating to the sale of CARRIER's WRS in the Area, the sale of Equipment in the Area and the


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conduct of DISTRIBUTOR's WRS business hereunder, all of which shall constitute provisions of this Agreement as if fully set forth herein. All references herein to this Agreement shall include all such tariffs, rules and procedures. CARRIER may, at its option, incorporate such tariffs, rules and procedures in one or more Operations Manuals or other written form. Notwithstanding any contrary provision of this Agreement, CARRIER agrees to indemnify and hold DISTRIBUTOR harmless against liabilities from and costs of suits or claims arising out of DISTRIBUTOR's actions or inactions which are required by CARRIER in writing for DISTRIBUTOR's compliance with rules and procedures prescribed by CARRIER in accordance with this paragraph. In no event shall CARRIER indemnify and hold DISTRIBUTOR harmless against liabilities from and costs of suits or claims arising out of DISTRIBUTOR's actions or inactions unless CARRIER has required in writing such actions or inactions.

                                  ARTICLE XIII
                COMPLIANCE WITH LAWS AND GOOD BUSINESS PRACTICES

         13.1 Compliance with CARRIER Criteria, Laws and Regulations. DISTRIBUTOR shall secure and maintain in force all licenses and permits required by DISTRIBUTOR and its employees in the enrollment of Subscribers and the sale of Equipment, including without limitation all required FCC permits and certifications. DISTRIBUTOR shall conduct its business in full compliance with all laws, ordinances and regulations applicable to DISTRIBUTOR's business. DISTRIBUTOR shall not engage in any activity which, in the reasonable judgment of CARRIER's legal counsel, would cause DISTRIBUTOR and/or CARRIER to be in violation of any requirement, rule, decision, law, regulations, judgment or order of any state or Federal governmental agency or court. CARRIER shall offer WRS in accordance with applicable rules, regulations, statutes and decisions governing WRS.

         DISTRIBUTOR shall maintain its business on a sound financial basis and comply with all legal obligations to CARRIER, to DISTRIBUTOR's employees, suppliers, lenders, lessors, and to federal, state and municipal authorities, including but not limited to tax authorities. DISTRIBUTOR shall maintain all real and personal property used in connection with its WRS business free of all liens and encumbrances of every kind or character which may impair or jeopardize the DISTRIBUTOR's compliance with this Agreement.

         DISTRIBUTOR shall comply, at its own expense, with the provisions of all applicable municipal requirements and those state and federal laws applicable to DISTRIBUTOR as an employer of labor or otherwise. DISTRIBUTOR expressly agrees not to discriminate against any employee or applicant for employment because of race, creed, color, national origin or sex. The provisions of Executive Order No. 11246, as amended, are incorporated herein by reference. DISTRIBUTOR will fully comply with the provisions of the Federal Occupational Safety and Health Act of 1970 and any rules and regulations issued pursuant to such Act.

         13.2 Standards of Conduct. DISTRIBUTOR agrees to refrain from any business or advertising practice which may be injurious to the business of CARRIER and the goodwill associated with the Marks.

         13.3 Notification of Actions Involving DISTRIBUTOR. DISTRIBUTOR shall notify CARRIER in writing within ten (10) days of the commencement of any material action, suit or proceeding, and of the issuance of any order, writ, injunction, award or decree of any court, agency or other governmental instrumentality, involving DISTRIBUTOR or any business conducted by DISTRIBUTOR. For purposes of this Agreement, material action shall be a default as defined in next sentence. Notwithstanding any of the foregoing provisions of this paragraph, a default by DISTRIBUTOR with respect to such provisions shall be construed as a breach of this Agreement if it has a material and adverse impact upon the DISTRIBUTOR's ability to furnish the services for which it has become obligated under this Agreement.

                                   ARTICLE XIV
                                    INSURANCE

         A. DISTRIBUTOR, at DISTRIBUTOR's expense, shall maintain during the term of this Agreement, all insurance and/or bonds required by law or this Agreement, including but not limited to:

                  (i) adequate Workers Compensation and related insurance as prescribed by law of any state in which the work is to be performed;

                  (ii) Employer's Liability insurance with limits of not less that $100,000 each accident/$100,000 each employee by disease/$500,000 policy limit by disease;

                  (iii) Commercial General Liability insurance, including but not limited to contractual liability, broad form property damage and premises/completed operations coverage with limits of not less than $1,000,000 per occurrence and in the aggregate for bodily injury, including death, and property damage; and,

                  (iv) if the use of motor vehicles is required, Business Auto coverage for all owned, non-owned, hired and leased vehicles with limits of at least $1,000,000 per occurrence and in the aggregate for bodily injury, including death, and property damage.

                  (v) All Risks Property insurance on the DISTRIBUTOR's property, tools and equipment used and necessary in the performance of services under this Agreement.

         B. The General Liability policy required herein shall name CARRIER as an additional insured with respect to work performed hereunder. Completed operations coverage must be maintained for one year after the completion of the work.

         C. DISTRIBUTOR shall also require subdistributors, if any, who may enter upon CARRIER's premises, to maintain the insurance coverage required herein and to furnish CARRIER certificates of insurance or adequate proof of such insurance. Any non-compliance with the insurance provisions of this Agreement on the part of any DISTRIBUTOR or subdistributor shall be the sole responsibility of the DISTRIBUTOR who will be held liable for the performance or non-performance of the subdistributor.

         D. All insurance policies required of DISTRIBUTOR and subdistributor shall contain a provision stating the name and address of CARRIER and that CARRIER is to be notified in writing by the insurer at least thirty
(30) days prior to cancellation of, or any material change in, the policy.

         E. DISTRIBUTOR shall, prior to the start of work and upon the renewal of each line of coverage required herein, furnish certificates of insurance or adequate proof of the foregoing insurance to CARRIER. DISTRIBUTOR shall also furnish a Certificate of Insurance within thirty (30) days of any request by CARRIER.

         F. All policies shall be endorsed to provide primary coverage and not be contributing to or in excess of any similar coverage.

         G. All policies required herein shall be maintained with insurers acceptable to CARRIER. CARRIER retains the right to disallow coverage from any insurer that does not maintain a rating from A.M. Best Company of B++ or higher.

         H. Should insurance policy limits be exhausted or should the DISTRIBUTOR or its subdistributors fail to maintain the required insurance coverages, the DISTRIBUTOR or its subdistributors will in no way be released from liability to CARRIER should a loss occur.

                                   ARTICLE XV
                         DISTRIBUTOR'S BUSINESS RECORDS

         DISTRIBUTOR agrees to create and to maintain at its principal office and to preserve for five (5) years from the date of their preparation full, complete and accurate records of its business conducted pursuant to this Agreement. At CARRIER's request or upon prior notice to DISTRIBUTOR, DISTRIBUTOR also agrees to have available at DISTRIBUTOR's premises records of its Subdistributors conforming to the requirements imposed upon DISTRIBUTOR by this
Article XV. Such records must include, for example, but not be limited to, records of all WRS enrollment and Equipment sales in the Area at DISTRIBUTOR's facilities. At least once each year, DISTRIBUTOR shall perform a physical inventory of all Equipment supplied by CARRIER to the DISTRIBUTOR and shall provide a copy of the inventory to CARRIER within ten (10) days after it is performed. Such records may be audited by CARRIER at its expense at reasonable times after reasonable notice to DISTRIBUTOR. CARRIER expressly agrees, and will require its authorized representative to agree, that it will keep all such records strictly confidential and that it will not disclose such information to any other distributor authorized by CARRIER to provide WRS or to any Reseller of CARRIER's WRS or to any other person without DISTRIBUTOR's express prior written consent, except upon lawful demand or request from a court, regulatory agency, or law enforcement agency.

                                   ARTICLE XVI
                     RELATIONSHIP OF CARRIER AND DISTRIBUTOR

         With respect to the Subscribers enrolled by DISTRIBUTOR for the account of CARRIER, with respect to which DISTRIBUTOR acts as distributor of CARRIER and owes CARRIER the fiduciary and other obligations of a distributor to its principal, CARRIER and DISTRIBUTOR acknowledge and agree that their agency relationship arising from this Agreement does not constitute or create a general agency, joint venture, partnership, employment relationship or franchise between them. In all dealings with Subscribers, public officials and others, DISTRIBUTOR shall conspicuously identify itself as a distributor of CARRIER in the provisions of CARRIER's WRS and otherwise as an independent business and shall place such notices of its independent ownership of its business on such forms, stationery, advertising and other materials as CARRIER may reasonably require from time to time. CARRIER has not authorized or empowered DISTRIBUTOR to use the Marks except as herein provided and DISTRIBUTOR shall not employ any Mark in signing any contract, lease, mortgage, purchase agreement, negotiable instrument or other legal obligation, or in a manner that may result in liability of CARRIER (or its Affiliates) for any indebtedness or obligation of DISTRIBUTOR. Unless specifically authorized in writing, neither CARRIER nor DISTRIBUTOR shall make any express or implied agreements, guarantees or representations, or incur any debt, in the name of or on behalf of the other, except as otherwise set forth herein.

         Neither CARRIER nor DISTRIBUTOR shall be obligated by or have any liability under any agreements or representations made by the other party that are not expressly authorized hereunder, nor shall CARRIER be obligated for any damages to any person or property directly or indirectly arising out of the WRS business conducted by DISTRIBUTOR pursuant hereto, whether caused by DISTRIBUTOR's negligent or willful action or failure to act, unless such damage is proximately caused by CARRIER or arises out of DISTRIBUTOR's compliance with the rules or procedures prescribed in writing by CARRIER pursuant to this Agreement.

         DISTRIBUTOR agrees that CARRIER has no fiduciary obligations to DISTRIBUTOR. DISTRIBUTOR acknowledges that modern business parlance often includes words such as "partner", "joint venture," "partnership," and words of similar import to describe parties to business relationships, but those words have no legal import and create no obligation.

                                  ARTICLE XVII
        DISTRIBUTOR'S PERSONNEL AND SUBDISTRIBUTORS NOT DEEMED CARRIER'S
                            EMPLOYEES OR DISTRIBUTORS

         The parties agree that personnel employed by DISTRIBUTOR to perform services under this Agreement and subdistributors of DISTRIBUTOR are not CARRIER employees and DISTRIBUTOR assumes full responsibility for their acts. Personnel employed by DISTRIBUTOR, subcontractors of DISTRIBUTOR and subdistributors shall be informed that they are not entitled to the provisions of any of CARRIER's employee benefits. With respect to such personnel, DISTRIBUTOR shall have sole responsibility for supervision, daily direction and control. DISTRIBUTOR shall be responsible for worker's compensation, disability benefits, unemployment insurance and withholding and remitting income and social security taxes for said personnel, including contributions from them as required by law.

         DISTRIBUTOR warrants it has an appropriate agreement with all persons whose services DISTRIBUTOR may require sufficient to enable it to comply with all provisions of this Agreement.

                                  ARTICLE XVIII
                                   ASSIGNMENT

         This Agreement is fully assignable by CARRIER.

         DISTRIBUTOR acknowledges that CARRIER has entered into this Agreement in reliance upon the character, business experience and ability of DISTRIBUTOR and its owner(s) and that the rights and duties created by this Agreement are personal to DISTRIBUTOR and its owner(s). Therefore, this Agreement may not be voluntarily, involuntarily, directly or indirectly assigned, or otherwise transferred without the written approval of CARRIER, which will not be unreasonably withheld, conditioned or delayed, subject to such reasonable conditions as CARRIER deems necessary. Any assignment or transfer without approval or which is not expressly subject to the written approval of CARRIER shall constitute a breach hereof and convey no rights or interests herein.

                                   ARTICLE XIX
                 TERM AND EXTENSION OF DISTRIBUTOR RELATIONSHIP

         The term of this Agreement shall commence on August 18, 2000, and end three (3) years thereafter. DISTRIBUTOR shall provide to CARRIER written notice of the date on which DISTRIBUTOR initiates WRS operations in the Area. This Agreement shall be effective only after its execution by an officer or other authorized employee of both DISTRIBUTOR and CARRIER. Either party may terminate this Agreement with or without cause at any time upon thirty (30) days prior written notice.

                                   ARTICLE XX
                            TERMINATION OF AGREEMENT

         20.1 Termination by DISTRIBUTOR. If DISTRIBUTOR is in substantial compliance with this Agreement and CARRIER materially breaches this Agreement and fails to cure such breach within thirty (30) days after written notice thereof is delivered to CARRIER, DISTRIBUTOR may terminate this Agreement effective thirty (30) days after delivery to CARRIER of written notice.

         20.2 Termination by CARRIER. CARRIER shall have the right to terminate this Agreement upon thirty (30) days written notice in the event that
DISTRIBUTOR:

                  A. has made any material misrepresentation or omission in its application to establish an agency relationship with CARRIER or is arrested for, convicted of or pleads no contest to a felony or other crime or offense;

                  B.       makes an unauthorized assignment of this Agreement;

                  C. receives a notice of violation of the terms or conditions of any license or permit required by DISTRIBUTOR or its employees in the conduct of DISTRIBUTOR's WRS business and fails to correct such violation, or to terminate the employment of such employee(s), within the time period specified in such notice, if any, or within thirty (30) days after receipt of such notice, whichever is earlier; or

                  D. CARRIER shall also have the right to terminate this Agreement if CARRIER determines, in its reasonable discretion, that DISTRIBUTOR has inflated or otherwise manipulated its count of new Subscribers by falsifying applications, adding nonexistent Subscribers, or by any other means or methods.

         20.3 Termination by Either Party. Either party shall have the right to terminate this Agreement effective upon written notice if:

                  A. the other party makes an assignment for the benefit of creditors;

                  B. an order for relief under Title 11 of the United States Code is entered by any United States Court against the other party; or

                  C. a trustee or receiver of any substantial part of the other party's assets is appointed by any Court.

                                   ARTICLE XXI
            OBLIGATIONS OF DISTRIBUTOR UPON TERMINATION OR EXPIRATION

         DISTRIBUTOR agrees that upon the expiration or termination of this Agreement, DISTRIBUTOR and its owner(s) and Affiliates will: (1) not thereafter use the Marks and will not utilize for any purpose any actual or similar trade name, trade or service mark or other commercial symbol or in any manner, identify itself or any business as associated with CARRIER or an Affiliate of CARRIER; (2) remove at DISTRIBUTOR's expense any signage containing any Mark;
(3) return to CARRIER all advertising and marketing materials, forms, signage, and other materials containing any Mark or otherwise identifying or relating to CARRIER's WRS business in the Area and cancel any pending orders for advertising which may be canceled without penalty; (4) take such action as may be required to cancel all fictitious or assumed name or equivalent registrations relating to any Mark; (5) not attempt to refer current CARRIER WRS Subscribers to any competitive entity providing wireless radio service; and (6) return all equipment belonging to CARRIER within ten (10) days after termination or expiration.

                                  ARTICLE XXII
                            COVENANTS NOT TO COMPETE

         No Competition During Term of Agreement; Exclusivity. DISTRIBUTOR acknowledges that CARRIER has granted the rights herein in material part in consideration of DISTRIBUTOR's agreement to act exclusively for CARRIER in the sale of CRS. As a consequence, during the term of this Agreement (and any extensions thereof), DISTRIBUTOR agrees that DISTRIBUTOR, any affiliate, or persons owning a controlling interest in DISTRIBUTOR or an Affiliate will not, directly or indirectly, (a) solicit, sell, offer or accept offers on behalf of a competing CRS provider in the Area, (b) induce or refer any actual Subscriber of CARRIER's CRS to subscribe to a competing CRS service in the Area, or (c) activate Subscribers through a reseller or act as a reseller of CRS.

                                  ARTICLE XXIII
                SEVERABILITY AND SUBSTITUTION OF VALID PROVISIONS

         Except as expressly provided to the contrary herein, each term and condition of this Agreement, and any portion thereof, shall be considered severable and if, for any reason, any such provision hereof is held to be invalid, contrary to, or in conflict with any applicable present or future law, regulation or public policy in a final, unappealable ruling issued by any court, agency or tribunal with competent jurisdiction in a proceeding to which CARRIER is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise enforceable, which shall continue to be given full force and effect and bind the parties hereto, although any portion held to be invalid shall be deemed not to be a part of this Agreement from the date the time for appeal expires, if DISTRIBUTOR is a party thereto, otherwise upon DISTRIBUTOR's receipt of a notice of nonenforcement thereof from CARRIER.

         To the extent that Article XXIII hereof contains or imposes a restriction upon DISTRIBUTOR that is deemed unenforceable by virtue of its scope in terms of area, business activity prohibited and/or length or time, but could be enforceable by reducing any or all thereof, DISTRIBUTOR and CARRIER agree that same shall be enforced to the fullest extent permissible under the laws and public policies applied in the jurisdiction in which enforcement is sought. CARRIER and DISTRIBUTOR shall mutually agree to a modification of any invalid or unenforceable term or condition of Article XXIII to the extent required to be valid and enforceable. Such modifications to this Agreement shall be required only to the extent directly affected by any such ruling.

                                  ARTICLE XXIV
                              WAIVER OF OBLIGATIONS

         CARRIER or DISTRIBUTOR may by written instrument unilaterally waive or reduce any obligation of or restriction upon the other under this Agreement, effective upon delivery of written notice thereof to the other and such other effective date stated in the notice of waiver.

         Whenever this Agreement requires the consent of a party, such request shall be in writing and no consent may be unreasonably withheld, conditioned, or delayed. All consents or withholding of consent with reasons therefor shall be in writing. Neither Party makes any guarantees upon which the other may rely, and assumes no liability or obligation to the other, by granting any waiver, approval or consent to the other. Any waiver granted by either Party shall be without prejudice to any other right that Party may have, will be subject to continuing review, and may be revoked, at the waiving Party's sole discretion, at any time and for any reason, effective upon delivery to the other of ten (10) days' prior written notice.

         CARRIER and DISTRIBUTOR shall not be deemed to have waived or impaired any right, power or option reserved by this Agreement (including, without limitation, the right to demand exact compliance with every term, condition and covenant herein, or to declare any breach hereof to be a default and to terminate this Agreement prior to the expiration of its term), by virtue of any custom or practice of the Parties at variance with the terms hereof or any failure, refusal or neglect of CARRIER or DISTRIBUTOR to exercise any right under this Agreement or to insist upon exact compliance by the other with its obligations hereunder, including, without limitation, any rule or procedure, or any waiver, forbearance, delay, failure or omission by CARRIER to exercise any right, power or option, whether of the same, similar or different nature, with respect to one or more other authorized distributors.

                                   ARTICLE XXV
                        RIGHTS OF PARTIES ARE CUMULATIVE

         The rights of CARRIER and DISTRIBUTOR hereunder are cumulative and no exercise or enforcement by CARRIER or DISTRIBUTOR of any right or remedy hereunder shall preclude the exercise or enforcement by CARRIER or DISTRIBUTOR of any other right or remedy hereunder of which CARRIER or DISTRIBUTOR is entitled by law to enforce.

                                  ARTICLE XXVI
                            CONFIDENTIAL INFORMATION

         Any specifications, drawings, sketches, models, samples, data, computer programs or documentation, or technical or business information ("Information") furnished or disclosed by a party ("Discloser") to the other party ("Recipient") hereunder shall be deemed the exclusive property of Discloser, including title to copyright in all copyrightable materials, and, when in tangible form, shall be returned to Discloser upon completion or termination of authorized work.

         Further, the Parties hereby agree that Subscriber lists and related information or data are the exclusive property of CARRIER and are to be used by DISTRIBUTOR, its officers, employees, Subdistributors, subcontractors and servants solely in the performance of its duties and obligations hereunder.

         Unless any confidential information was previously known to Recipient free of any obligation to keep it confidential, or has been or is subsequently made public by Discloser or a third party, it shall be held in confidence by Recipient, shall be used only for the purposes hereunder, and may be used for other purposes only upon such terms and conditions as may be mutually agreed upon in writing.

         If Recipient is served with process to obtain Information, Recipient shall immediately notify Discloser which shall, in addition to Recipient's efforts, if any, have the right to seek to quash such process.

                                  ARTICLE XXVII
                                   INDEMNITIES

         27.1 Indemnification of CARRIER. DISTRIBUTOR agrees to indemnify, defend and hold CARRIER harmless against any liability for any claims or demands arising out of the conduct of business by DISTRIBUTOR that are the result of DISTRIBUTOR's negligent or willful act or failure to act, including, but not limited to, any claims or demands by DISTRIBUTOR's subdistributors (a) by DISTRIBUTOR's employees or any other persons, including but not limited to Subscribers, for bodily injury, damage to property or other damages caused by the acts or omissions of the DISTRIBUTOR or its subcontractors, or the employees or DISTRIBUTORs of any of them, and (b) by DISTRIBUTOR's employees under worker's compensation or similar laws. DISTRIBUTOR also agrees to indemnify, defend and hold CARRIER harmless against any liability arising out of any allegedly unauthorized use of a trademark, patent, copyright, process, idea, method or devise by DISTRIBUTOR covered by this Agreement.

         If two or more persons are at any time DISTRIBUTOR hereunder, whether or not as partners or joint venturers, their obligations and liabilities to CARRIER shall be joint and several.

         27.2 Procedures with Respect to Indemnification. All indemnities created in this Agreement shall include indemnification of Indemnitee's Affiliates, directors, officers, employees, DISTRIBUTORs, successors and assigns and their heirs, legal representatives, and assigns thereof. The indemnification shall be for all claims arising out of the specific event referred to in this Agreement which is covered by the indemnification, including all obligations, actual and consequential damages and costs reasonably incurred in the defense of any claim, including without limitation reasonable accountant's, attorneys', and expert witness fees, costs of investigation and proof of facts, court costs, and other litigation expenses, including, but not limited to, travel and living expenses. Written notice of claim shall be forwarded promptly by the Indemnitee to the Indemnitor and there shall be no settlement of the claim without the consent of the Indemnitor, which consent shall not be unreasonably withheld. Indemnitee shall have the right to defend any such claim in which it is named as a defendant at its own cost and expense. The indemnities created by this Agreement shall continue in full force and effect subsequent to and notwithstanding the expiration or termination of this Agreement. Provisions for indemnification in this Agreement are not in lieu of and do not supplant insurance coverage required in the Agreement, and are not intended to act as insurance.

                                 ARTICLE XXVIII
                             MUTUAL GENERAL RELEASE

         DISTRIBUTOR and CARRIER, shall and do hereby release and discharge each other and their parents, partners, officers, directors, employees and assigns from any and all claims, losses, liabilities, obligations, damages and actions of any kind, known or unknown, up to the date hereof.

                                  ARTICLE XXIX
                                   ARBITRATION

         Independent Arbitration. (PLEASE READ THIS PARAGRAPH CAREFULLY. IT AFFECTS RIGHTS THAT YOU MAY OTHERWISE HAVE.)

         (a) DISTRIBUTOR and CARRIER shall use their best efforts to settle any dispute or claim arising from or relating to this Agreement. To accomplish this, they shall negotiate with each other in good faith. If DISTRIBUTOR and CARRIER do not reach agreement within 30 days, instead of suing in court, DISTRIBUTOR and CARRIER agree to arbitrate any and all disputes and claims (including but not limited to claims based on or arising from an alleged tort) arising out of or relating to this Agreement, for cellular products or service between CARRIER and DISTRIBUTOR or any of CARRIER's or DISTRIBUTOR's affiliates or predecessors in interest.

         (b) The arbitration of any dispute or claim shall be conducted in accordance with the Wireless Industry Arbitration Rules ("WIA Rules") as modified by this Agreement and as administered by the American Arbitration Association ("AAA"). The WIA rules and fee information are available from CARRIER or the AAA upon request.

         (c) DISTRIBUTOR and CARRIER acknowledge that this Agreement evidences a transaction in interstate commerce and that the United States Arbitration Act and Federal Arbitration law shall govern the interpretation and enforcement of, and proceedings pursuant to, this or a prior Agreement.

         (d) Unless DISTRIBUTOR and CARRIER agree otherwise, the location of any arbitration shall be in Atlanta, Georgia.

         (e) DISTRIBUTOR and CARRIER agree that no arbitrator has the authority to: (1) award relief in excess of what this or a prior agreement provides; (2) award punitive damages or any other damages not measured by the prevailing Party's actual damages; or (3) order consolidation or class arbitration.

         (f) Except as otherwise provided herein, all fees and expenses of the arbitration except the parties' attorneys fees shall be equally borne by CARRIER and DISTRIBUTOR. Regarding attorneys fees, the prevailing party shall be entitled to reimbursement from the non-prevailing party for such prevailing party's attorney's fees. For the purposes of this Agreement, the prevailing party shall be deemed to be that party who obtains substantially the result sought.

         (g) The arbitrator(s) must give effect to the limitations on DISTRIBUTOR's liability as set forth in this or a prior Agreement, any applicable tariff, law, or regulation.

         (h) In any arbitration utilizing the rules applicable to Large/Complex cases, as defined under the WIA rules, the arbitrators must also apply the Federal Rules of Evidence, and the losing Party may have the award reviewed in accordance with the review procedures set forth in the WIA rules.

         (i) DISTRIBUTOR and CARRIER acknowledge and agree that each is waiving its respective right to a trial by jury, both acknowledge that arbitration is final and binding and subject to only very limited review by a court. If for some reason this arbitration clause is at some point deemed inapplicable or invalid, CARRIER and DISTRIBUTOR agree to waive, to the fullest extent allowed by law, any trial by jury, in such case, a judge shall decide the subject dispute or claim. DISTRIBUTOR, CARRIER and Arbitrator(s) shall not disclose the existence, content, or results of any arbitration. Judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

                                   ARTICLE XXX
                                  MISCELLANEOUS

         30.1 Governing Law. Except to the extent governed by United States law that preempts state law, this Agreement shall be interpreted under and governed by the laws of the state of Georgia.

         30.2 Binding Effect. This Agreement, including the preambles and Exhibits (as amended), is binding upon the parties hereto, their respective executors, administrators, heirs, assigns and successors in interest.

         30.3 Impossibility of Performance. Neither CARRIER nor DISTRIBUTOR shall be liable for loss or damage or deemed to be in breach of this Agreement if its failure to perform its obligations results from: (1) compliance with any law, ruling, order, regulation, requirement or instruction of any federal, state or municipal government or any department or agency thereof or court of competent jurisdiction; (2) acts of God; (3) acts or omissions of the other party; or (4) fires, strikes, embargoes, war, insurrection or riot. CARRIER shall not be liable for loss or damage or be deemed to be in breach of this Agreement if technological changes occur which prohibit CARRIER from issuing numbers to Subscribers. Any delay resulting from any of said causes shall extend performance accordingly or excuse performance, in whole or in part, as may be reasonable.

         30.4 Survival. The terms, provisions, obligations, representations, and warranties contained in this Agreement that by their sense and context are intended to survive the performance thereof by either or both Parties hereunder shall so survive the completion of performances and termination of this Agreement, including the making of any and all payments due hereunder.

         30.5 Licenses. No licenses, express or implied, under any patents are granted by CARRIER or its Affiliates to DISTRIBUTOR hereunder.

         30.6 Notices and Payments. All payments due DISTRIBUTOR shall be made to such address or bank as DISTRIBUTOR from time to time designates. All notices, consents and reports required to be delivered by the provisions of this Agreement shall be deemed so delivered: (1) when delivered personally; or (2) seventy-two (72) hours after being mailed, registered or certified mail, return receipt requested, postage prepaid, to the most current principal business address of which the notifying Party has been notified ("Business Address"); or
(3) one business day after being delivered to a reputable overnight courier service, prepaid, marked for next day delivery, addressed to the addressee at the Business Address; or (4) on the first business day after receipt, if delivered by facsimile transmission to the FAX number (if any) of the receiving party, if receipt is confirmed by the addressee in writing.

         30.7 Publicity. With respect to CARRIER's WRS, DISTRIBUTOR agrees not to initiate any wireless service-related public relations activities, including but not limited to news releases, news conferences, news briefings or any other type of function involving reporters, editors or news directors of any news organizations, without first consulting CARRIER public relations personnel. Further, with respect to CARRIER's WRS, DISTRIBUTOR agrees to refer all wireless service-related questions from news organizations to CARRIER public relations personnel.

         30.8 Product Liability. CARRIER shall not be liable or responsible for nor warrant any products or accessories sold by DISTRIBUTOR. Any and all problems or claims from said sale shall be referred back to DISTRIBUTOR.

         30.9 Headings. The headings in this Agreement are for convenience only and shall not be construed to define or limit any of the terms herein.

         30.10 Prior Agreements. By signing hereunder DISTRIBUTOR acknowledges and agrees that as of the effective date of this Agreement, any Agreement providing compensation from CARRIER to DISTRIBUTOR for new Subscriber enrollment which DISTRIBUTOR has with CARRIER for the Area shall be null and void and no further compensation will be paid under the prior Agreements by CARRIER unless otherwise provided herein.

         30.11 Entire Agreement. This Agreement, including the preambles and exhibits, sets forth the entire Agreement between the parties as to the subject matter hereof and merges all prior discussions between them, and neither of the parties shall be bound by any conditions, definitions, understandings, or representations with respect to such subject matter other than as expressly provided herein, or as duly set forth subsequent to the effective date hereof in writing and signed by the duly authorized representatives of both parties.

         IN WITNESS WHEREOF the parties hereto have executed, sealed and delivered this Agreement in two counterparts on the day and year first above written.

BELLSOUTH MOBILITY INC                       BOBBY ALLISON WIRELESS
as provided herein on behalf                 -----------------------------------
of entities listed on Exhibit A              (NAME OF AUTHORIZED DISTRIBUTOR)
for specific markets noted


BY:  /s/ Karen K. Bennett                BY:  /s/ Robert L. McGinnis
   -------------------------------          ------------------------------------

Karen K. Bennett                         Robert L. McGinnis
----------------------------------       ---------------------------------------
(PRINT OR TYPE NAME)                     (PRINT OR TYPE NAME)

TITLE: VP Sales                          TITLE:  CEO
      ----------------------------             ---------------------------------

DATE: 8/16/00                            DATE: 8/11/00
     -----------------------------            ----------------------------------

                                    EXHIBIT A

CELLULAR (INCLUDES RSA'S; GROUPED BY AREA)

Market No.               Market Name                                License Name
----------               -----------                                ------------
Central Alabama
249B                     Anniston, AL                               Alabama Cellular Service, Inc.
311B                     AL 5(B1) - Cleburne                        Alabama Cellular Service, Inc.
041B                     Birmingham, AL                             Alabama Cellular Service, Inc.
307B                     AL 1(B5) - Franklin                        Alabama Cellular Service, Inc.
272B                     Gadsden, AL                                Alabama Cellular Service, Inc.
222B                     Tuscaloosa, AL                             Alabama Cellular Service, Inc.
309B                     AL 3(B1) - Lamar                           Alabama Cellular Service, Inc.

North Alabama
120B                     Huntsville, AL                             Huntsville MSA Limited Partnership
307B                     AL 1(B1) - Franklin                        Decatur RSA Limited Partnership
308B                     AL 2(B1) - Jackson                         Alabama Cellular Service, Inc.
226B                     Florence, AL                               Alabama Cellular Service, Inc.
307B                     AL 1(B2) - Franklin                        Alabama Cellular Service, Inc.

South Alabama
083A                     Mobile, AL                                 Anniston-Westel Company, Inc.
312A                     Alabama 6 - Washington                     Anniston-Westel Company, Inc.

North Georgia
017B                     Atlanta, GA                                Atlanta-Athens MSA Limited Partnership
371B                     GA 1 - Whitfield (Dalton)                  Georgia RSA No. 1 Limited Partnership
372B                     GA 2(B3) - Dawson                          Atlanta-Athens MSA Limited Partnership
373B                     GA 3 - Chattooga (Rome/Cartersville)       Georgia RSA No. 3 Limited Partnership
374B                     GA 4(B3) - Jasper                          Northeastern Georgia RSA Limited
375B                     GA 5 (B1) - Haralson                       Atlanta-Athens MSA Limited Partnership
376B                     GA 6 (B5) - Spalding                       Atlanta-Athens MSA Limited Partnership
234B                     Athens, GA                                 Atlanta-Athens MSA Limited Partnership
372B                     GA 2 (B1) - Dawson (Gainesville)           Georgia RSA No. 2 Limited Partnership
372B                     GA 2(B2) - Dawson                          Northeastern Georgia RSA Limited Partnership
374B                     GA 4 (B1) - Jasper                         Atlanta-Athens MSA Limited Partnership

South Georgia
138B                     Macon-Warner Robins, GA                    American Cellular Communications Corporation
376B                     GA 6 (B4) - Spalding                       American Cellular Communications Corporation
377B                     GA 7 (B1) - Hancock                        American Cellular Communications Corporation

Lexington, Kentucky
116B                     Lexington-Fayette, KY                      Kentucky CGSA, Inc.
448B                     KY 6(B2) - Madison                         Kentucky CGSA, Inc.
449B                     KY 7(B3) - Trimble                         Kentucky CGSA, Inc.
450B                     KY 8 - Mason                               Kentucky CGSA, Inc.

                                    EXHIBIT A

CELLULAR (INCLUDES RSA'S; GROUPED BY AREA)

Market No.               Market Name                                License Name
----------               -----------                                ------------
Louisville, Kentucky
037B                     Louisville, KY/IN                          Kentucky CGSA, Inc.
449B                     KY 7(B1) - Trimble                         Kentucky CGSA, Inc.

East Kentucky
451A                     KY 9 - Elliott                             Westel-Milwaukee Company, Inc.
452A                     KY 10 - Powell                             Westel Milwaukee Company, Inc.
453A                     KY 11 - Clay                               Westel-Milwaukee Company, Inc.

West Kentucky
119A                     Evansville, IN/KY                          Westel-Milwaukee Company, Inc.
293A                     Owensboro, KY                              Westel-Milwaukee Company, Inc.
443A                     KY 1 - Fulton                              Westel-Milwaukee Company, Inc.
444A                     KY 2 - Union                               Westel-Milwaukee Company, Inc.
445A                     KY 3 - Meade                               Westel-Milwaukee Company, Inc.
409A                     Indiana 7 - Owen                           Westel-Milwaukee Company, Inc.
410A                     Indiana 8 - Brown                          Indiana 8, L.L.C.

Central Louisiana
174B                     Lafayette, LA                              Lafayette MSA Limited Partnership
458B                     LA 5(B2) - Beauregard                      Acadiana Cellular Central Partnership
459B                     LA 6 (B1) - Iberville                      Acadiana Cellular Central Partnership
459B                     LA 6(B2) - Iberville                       Lafayette MSA Limited Partnership
460B                     LA 7 - West Feliciana                      Louisiana RSA No. 7 Cellular General Partnership
080B                     Baton Rouge, LA                            Louisiana Cellular Holdings, L.L.C.

North Louisiana
029B                     New Orleans, LA                            Louisiana Cellular Holdings, L.L.C.
461B                     LA 8 - St. James                           Louisiana RSA No. 8 Limited Partnership
462B                     LA 9 - Plaquemines                         Louisiana Cellular Holdings, L.L.C.

Mississippi
106B                     Jackson, MS                                MCTA
495B                     MS 3 (B2) - Bolivar                        MCTA
496B                     MS 4 (B2) - Yalobusha                      MCTA
497B                     MS 5 (B2) - Washington                     MCTA
498B                     MS 6 (B1) - Montgomery                     MCTA
499B                     MS 7 (B1) - Leake                          MCTA
499B                     MS 7 (B2) - Leake                          MCTA
500B                     MS 8(B2) - Claiborne                       MCTA
501B                     MS 9 (B1) - Copiah                         MCTA
502B                     MS 10 (B2) - Smith                         MCTA

                                    EXHIBIT A

CELLULAR (INCLUDES RSA'S; GROUPED BY AREA)

Market No.               Market Name                                License Name
----------               -----------                                ------------
West Tennessee
036B                     Memphis, TN/AR/MS                          Memphis SMSA Limited Partnership
643B                     TN 1 (B1) - Lake                           Tennessee RSA Limited Partnership
647B                     TN 5(B1) - Fayette                         Tennessee RSA Limited Partnership
647B                     TN 5(B2) - Fayette                         M-T Cellular, Inc.
493B                     MS 1(B1) - Tunica                          Memphis SMSA Limited Partnership
494B                     MS 2 - Benton                              Northeast Mississippi Cellular, Inc.
496B                     MS 4(B1) - Yalobusha                       BellSouth Mobility Inc

Central Tennessee
046B                     Nashville-Davidson, TN                     Westel-Milwaukee Company, Inc.
209B                     Clarksville-Hopkinsville, TN/KY            Westel-Milwaukee Company, Inc.
643B                     TN 1(B4) - Lake                            Westel-Milwaukee Company, Inc.
647B                     TN 5(B3) - Fayette                         Westel-Milwaukee Company, Inc.
648B                     TN 6 - Giles                               Westel-Milwaukee Company, Inc.
651B                     TN 9 - Maury                               Westel-Milwaukee Company, Inc.
088B                     Chattanooga, TN/GA                         Chattanooga MSA Limited Partnership
649B                     TN 7(B1) - Bledsoe                         BellSouth Mobility Inc
649B                     TN 7(B2) - Bledsoe                         BellSouth Mobility Inc

Texas
010A                     Houston, TX                                Houston Cellular Telephone Company, L.P.
287                      Bryan-College Station, TX                  BCTC of Texas, Inc.
170A                     Galveston, TX                              Galveston Cellular Telephone Company
668A                     TX 17 - Newton                             BCTC of Texas Inc.
672*                     TX 21 - Chambers*                          Galveston Cellular Telephone Company*

                                    EXHIBIT A

PCS

BTA                      MARKET NAME                                LICENSEE
---                      -----------                                --------

Alabama
115 (E)                  Dothan, AL                                 Alabama Cellular Service, Inc.
158 (E)                  Gadsden, AL                                Alabama Cellular Service, Inc.
305 (E)                  Montgomery, AL                             Alabama Cellular Service, Inc.
334 (E)                  Opelika, AL                                Alabama Cellular Service, Inc.
415 (E)                  Selma, AL                                  Alabama Cellular Service, Inc.

South Florida
151 (D & E)              Ft. Myers, FL                              Florida Cellular Service, Inc.
152 (D)                  Ft. Pierce, FL                             Florida Cellular Service, Inc.

North Florida
326 (E)                  Ocala, FL                                  Orlando CGSA, Inc.
159 (E)                  Gainesville, FL                            Orlando CGSA, Inc.

340 (E)                  Panama City, FL                            Orlando CGSA, Inc.
439 (E)                  Tallahassee, FL                            Orlando CGSA, Inc.

Northwest Florida
154 (E)                  Ft. Walton Beach, FL                       Orlando CGSA, Inc.
343 (E)                  Pensacola, FL                              Orlando CGSA, Inc.

West Florida
440 (E)                  Tampa, FL                                  Florida Cellular Service, Inc.
408 (E)                  Sarasota, FL                               Florida Cellular Service, Inc.

Central Florida
239 (E)                  Lakeland, FL                               Florida Cellular Service, Inc.
313 (E)                  Naples, FL                                 Florida Cellular Service, Inc.

Georgia
6 (E)                    Albany, GA                                 BellSouth Mobility Inc
26 (E)                   Augusta, GA                                BellSouth Personal Communications, Inc.
58 (E)                   Brunswick, GA                              BellSouth Personal Communications, Inc.
92 (E)                   Columbus, GA                               BellSouth Mobility Inc
237 (E)                  LaGrange, GA                               BellSouth Mobility Inc
410 (E)                  Savannah, GA                               BellSouth Personal Communications, Inc.
454 (E)                  Valdosta, GA                               BellSouth Mobility Inc
467 (E)                  Waycross, GA                               BellSouth Mobility Inc

                                    EXHIBIT A

PCS

BTA                      MARKET NAME                                LICENSEE
---                      -----------                                --------

North Louisiana
9 (E)                    Alexandria, LA                             Louisiana Cellular Holdings, L.L.C.
195 (E)                  Houma, LA                                  Louisiana Cellular Holdings, L.L.C.
238 (E)                  Lake Charles, LA                           Louisiana Cellular Holdings, L.L.C.
304 (D & E)              Monroe, LA                                 Louisiana Cellular Holdings, L.L.C.
419 (D)                  Shreveport, LA                             Louisiana Cellular Holdings, L.L.C.

Mississippi
42 (D)                   Biloxi, MS                                 Northeast Mississippi Cellular, Inc.
94 (E)                   Columbus-Starkville, MS                    Northeast Mississippi Cellular, Inc.
175 (E)                  Greenville, MS                             Northeast Mississippi Cellular, Inc.
186 (E)                  Hattiesburg, MS                            Northeast Mississippi Cellular, Inc.
269 (E)                  McComb, MS                                 Northeast Mississippi Cellular, Inc.
315 (E)                  Natchez, MS                                Northeast Mississippi Cellular, Inc.

Tennessee
120 (E)                  Dyersburg, TN                              M-T Cellular, Inc.






*Interim Operating Authority

----------------------
Note: The Charlotte/Raleigh/Greensboro and East Tennessee MTAs and the Augusta, Brunswick and Savannah BTAs are operated by BellSouth Mobility DCS.

                  BELLSOUTH MOBILITY DCS MARKETS AND SIDS/BIDS

                            Service Area                   Market                    SID/BID
                            ------------                   ------                    -------
Tennessee                   Knoxville, TN                  GSM                       04142
                            Tri-City, TN                   GSM                       40029
                            Middlesboro, TN                GSM                       40031

North                       Charlotte, NC                  GSM                       04200
Carolina                    Asheville, NC                  GSM                       40003
                            Burlington, NC                 GSM                       40005
                            Fayetteville, NC               GSM                       40011
                            Goldsboro, NC                  GSM                       40015
                            Greensboro, NC                 GSM                       40017
                            Greenville, NC                 GSM                       40019
                            Hickory, NC                    GSM                       40025
                            Jacksonville, NC               GSM                       40027
                            New Bern, NC                   GSM                       40035
                            Raleigh, NC                    GSM                       40039
                            Roanoke Rapids, NC             GSM                       40041
                            Rocky Mount, NC                GSM                       40043
                            Wilmington, NC                 GSM                       40047

South                       Anderson, SC                   GSM                       40001
Carolina                    Charleston, SC                 GSM                       40007
                            Columbia, SC                   GSM                       40009
                            Florence, SC                   GSM                       40013
                            Greenville, SC                 GSM                       40021
                            Greenwood, SC                  GSM                       40023
                            Myrtle Beach, SC               GSM                       40033
                            Orangeburg, SC                 GSM                       40037
                            Sumter, SC                     GSM                       40045

Georgia                     August, GA                     GSM                       40266
                            Brunswick, GA                  GSM                       40268
                            Savannah, GA                   GSM                       40270

                                   EXHIBIT A-1

CELLULAR (INCLUDES RSA'S; GROUPED BY AREA)

Market No.               Market Name                                Licensee Name
----------               -----------                                -------------

Central Florida
146B                     Daytona Beach, FL                          Orlando SMSA Limited Partnership
364B                     FL 5(B1) - Putnam (Flagler County)         Orlando SMSA Limited Partnership
137B                     Melbourne-Titusville-Palm Bay, FL          Orlando SMSA Limited Partnership
060B                     Orlando, FL                                Orlando SMSA Limited Partnership
363B                     FL 4 (B2) - Citrus (Lake County)           Orlando SMSA Limited Partnership

North Florida
051B                     Jacksonville, FL                           Jacksonville MSA Limited Partnership
364B                     FL 5(B3) - Putnam                          Jacksonville MSA Limited Partnership

South Florida
012B                     Miami, FL                                  Florida Cellular Service, Inc.
072B                     West Palm Beach-Boca Raton, FL             Florida Cellular Service, Inc.
360B                     FL 1(B2) - Collier                         Florida Cellular Service, Inc.
361B                     FL 2(B2) - Glades                          Florida RSA No. 2B (Indian River) Limited
                                                                    Partnership
361B                     FL 2(B3) - Glades                          Florida Cellular Service, Inc.
370B                     FL 11(B1) - Monroe                         Florida Cellular Service, Inc.

Indiana
217A                     Anderson, IN                               Westel-Indianapolis Company
282A                     Bloomington, IN                            Bloomington Cellular Telephone Co.
028A                     Indianapolis, IN                           Westel-Indianapolis Company
247A                     Lafayette, IN                              Westel-Indianapolis Company
236A                     Muncie, IN                                 Muncie Cellular Telephone Co., Inc.
185A                     Terre Haute, IN                            Terre Haute Cellular Telephone Company
407A                     Indiana 5 - Warren                         Indiana Cellular Corporation
409A                     Indiana 7 - Owen                           Westel-Milwaukee Company, Inc.
410A                     Indiana 8 - Brown                          Indiana 8, L.L.C.
11A                      Indiana 9 - Decatur                        Westel-Indianapolis Company

                                           BellSouth Mobility, Inc.
                                           Exhibit B, Page 1
                                           January 1, 2001
                                           Non-Exclusive and Semi-Non Exclusive
                                           Authorized Distributor


              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                   WITH THE SECURITIES AND EXCHANGE COMMISSION
                         ASTERICKS DENOTE SUCH OMISSIONS


                                    EXHIBIT B


AGREEMENT START DATE:
                       -------------------------------------------------------

DISTRIBUTOR NAME:  BOBBY ALLISON WIRELESS, INC.

DISTRIBUTOR PLACE OF INCORPORATION (if applicable):  FLORIDA

DISTRIBUTOR ADDRESS:  1200 STARKEY ROAD, SUITE 105, LARGO, FLORIDA 33771

CARRIER:  BELLSOUTH MOBILITY, INC.

CARRIER ADDRESS: 1100 PEACHTREE STREET, N.E., SUITE 1000, ATLANTA, GA 30309-4599


                            DISTRIBUTOR COMPENSATION

                                       I.

                     CELLULAR MARKETS AS SHOWN ON EXHIBIT A

                                * * * * * * * * *


                        PCS MARKETS AS SHOWN ON EXHIBIT A

                                * * * * * * * * *

A.       Additional Terms Related to Compensation:

         1. The above compensation shall be paid within thirty (30) working days following the close of the commission cycle in the Area in which the Subscriber began using CARRIER's service. DISTRIBUTOR will not be paid for Subscribers who subscribe to CARRIER's service outside of any area specified in this Agreement. CARRIER reserves the right, at any time and from time to time, to change the period used to determine payment of DISTRIBUTOR compensation. DISTRIBUTOR shall be notified in writing of any change in such period.

                                           BellSouth Mobility, Inc.
                                           Exhibit B, Page 2
                                           January 1, 2001
                                           Non-Exclusive and Semi-Non Exclusive
                                           Authorized Distributor


If a Subscriber does not complete 90 days of continuous active service (as defined in Section V of this Exhibit B) in the Area in which the Subscriber began using CARRIER's service, DISTRIBUTOR shall be required to repay to CARRIER the amount of compensation paid by CARRIER to DISTRIBUTOR for such Subscriber. Such repayment may be deducted by CARRIER from amounts otherwise owed to DISTRIBUTOR by CARRIER. If such amount is not deducted by CARRIER, such repayment shall be made by DISTRIBUTOR to CARRIER within thirty (30) days after CARRIER notified DISTRIBUTOR that the Subscriber has failed to complete 90 days of continuous active service in the Area in which the Subscriber began using CARRIER's service.

         2. In order to be paid within the time period set forth in Paragraph A-1 above, DISTRIBUTOR must submit all deposits, earnest money payments and appropriate paperwork to CARRIER no later than fifteen (15) days from the date the service request was submitted to CARRIER by DISTRIBUTOR. No compensation will be paid unless all paperwork is accurately completed to CARRIER's satisfaction and in accordance with CARRIER's procedures. Additionally, CARRIER shall not be obligated to pay any compensation to DISTRIBUTOR for any Subscriber whom DISTRIBUTOR enrolls on CARRIER's WRS with any unapproved FCC type Equipment or Equipment which does not meet the manufacturer's recommendations. In order to ensure that compensation is appropriately credited to DISTRIBUTOR's account, DISTRIBUTOR must supply CARRIER with the correct security code when calling in activations, which security code shall be provided to DISTRIBUTOR by CARRIER in writing.

         If, notwithstanding the above CARRIER pays DISTRIBUTOR compensation for a Subscriber before all paperwork is processed, CARRIER may, in its discretion require DISTRIBUTOR to repay to CARRIER the amount of compensation paid by CARRIER to DISTRIBUTOR for such Subscriber. Such repayment may be deducted by CARRIER from any amounts otherwise owed to DISTRIBUTOR by CARRIER. If such amount is not deducted by CARRIER, such repayment shall be made by DISTRIBUTOR to CARRIER within 30 days after CARRIER notifies DISTRIBUTOR that the repayment is due. After such repayment is made, if DISTRIBUTOR submits all completed, appropriate paperwork for such Subscriber within ninety (90) days from the date of such repayment, CARRIER shall repay to DISTRIBUTOR the amount due as compensation for such Subscriber.

         3. DISTRIBUTOR is responsible for obtaining and remitting to CARRIER the required deposit, if any, received from Subscriber enrolled by DISTRIBUTOR. If CARRIER does not receive such deposit within thirty (30) days of the Subscriber's activation date, CARRIER may, in its discretion, require DISTRIBUTOR to pay to CARRIER the amount of the deposit due for such Subscriber's account. Such payment may be deducted by CARRIER from any amounts otherwise owed to

                                           BellSouth Mobility, Inc.
                                           Exhibit B, Page 3
                                           January 1, 2001
                                           Non-Exclusive and Semi-Non Exclusive
                                           Authorized Distributor


                  DISTRIBUTOR by CARRIER. If such amount is not deducted by CARRIER, such payment shall be made by DISTRIBUTOR to CARRIER within thirty (30) days after CARRIER notifies DISTRIBUTOR that the payment is due.

         4. A Subscriber who is enrolled by DISTRIBUTOR and has attained 90 days of continuous active service and who then voluntarily disconnects and reconnects within a 120 day period shall not be included in DISTRIBUTOR's count of new Subscribers and CARRIER shall not pay any additional compensation to DISTRIBUTOR for any such Subscriber.

         If, notwithstanding the above, CARRIER pays DISTRIBUTOR compensation for a Subscriber described in this Paragraph A4, CARRIER may, in its discretion require DISTRIBUTOR to repay to CARRIER the amount of compensation paid by CARRIER to DISTRIBUTOR for such Subscriber. Such repayment may be deducted by CARRIER within 30 days after CARRIER notifies DISTRIBUTOR that the repayment is due. Provided, however, CARRIER shall not require DISTRIBUTOR to repay any compensation which was paid for such Subscriber after 120 days from the date of the last service activation of such Subscriber.

         Additionally, if a Subscriber changes telephone numbers or Equipment, such Subscriber shall not be included in DISTRIBUTOR's count of new Subscribers because of such change, and CARRIE shall not pay any additional compensation to DISTRIBUTOR for any such Subscriber because of such change. Subscribers shall be deemed to have changed telephone numbers or Equipment when one person disconnects service, another person subscribes to the service, but in CARRIER's sole judgment, the second subscription is a substitute to the original subscription.

         The provisions of this Paragraph A4 shall apply only to Subscriber enrollment in the Area in which the Subscriber began using CARRIER's service.

         When CARRIER integrates its credit check and activation systems, CARRIER will so inform DISTRIBUTOR and CARRIER shall, as part of its right to modify this Exhibit B, define notification procedures with respect to a new Subscriber

         5. A Subscriber who is enrolled by DISTRIBUTOR and has attained 90 days of continuous active service and who then is disconnected for nonpayment and is subsequently reconnected shall not be included in DISTRIBUTOR's count of new Subscribers and CARRIER shall not pay any additional compensation to DISTRIBUTOR for any such Subscriber.

         6. Should CARRIER, in is sole discretion, determine that DISTRIBUTOR has inflated or otherwise manipulated its count of new Subscribers by falsifying applications, adding nonexistent Subscribers, or by any other means or methods, then CARRIER shall, in addition to any other rights it may have under this Agreement, have the right to immediately terminate this Agreement upon thirty (30) days written notice and/or to collect from

                                           BellSouth Mobility, Inc.
                                           Exhibit B, Page 4
                                           January 1, 2001
                                           Non-Exclusive and Semi-Non Exclusive
                                           Authorized Distributor


                  DISTRIBUTOR, and DISTRIBUTOR agrees to pay CARRIER, compensation paid to DISTRIBUTOR by CARRIER for each such Subscriber and all amounts due for unpaid bills for service for each Subscriber. DISTRIBUTOR agrees to pay any amounts due to CARRIER within thirty (30) days after CARRIER provides evidence to DISTRIBUTOR of such actions. Provided, however, CARRIER shall not require DISTRIBUTOR to repay any compensation which was paid for such Subscriber after twelve
                  (12) months from such Subscriber's service activation date.

         7. If DISTRIBUTOR fails to notify a Subscriber of any charges due for CARRIER's WRS, including activation fees, access charges, or per minute charges, or if DISTRIBUTOR misrepresents or provides inadequate information about any such charges, the size of the coverage area, or anything else about CARRIER's WRS to a Subscriber, CARRIER shall have the right to deduct from commissions otherwise due to DISTRIBUTOR, or DISTRIBUTOR agrees to pay CARRIER upon demand, an amount equal to any amount which CARRIER pays to or allows the Subscriber for such charges of which Subscriber was not notified or which were misrepresented to the Subscriber. Further, if DISTRIBUTOR fails to program any Subscriber Equipment correctly and according to recommendations made and/or standards set by the manufacturer and/or CARRIER, CARRIER shall have the right to deduct from compensation otherwise due to DISTRIBUTOR or DISTRIBUTOR agrees to pay to CARRIER upon demand, an amount determined by CARRIER for such faulty programming. CARRIER will notify DISTRIBUTOR in advance of such payment.

         8. If DISTRIBUTOR activates a number and the billed name and address reflect the DISTRIBUTOR's name and/or address and not the actual Subscriber (or his or her employer), CARRIER may charge back the compensation paid to DISTRIBUTOR and DISTRIBUTOR agrees to be responsible for all unpaid bills for service for such a number.

         9. CARRIER may, in its sole discretion, impose a charge upon DISTRIBUTOR for Equipment changes. Such charge shall be in accordance with the Equipment change guidelines specified by management in the Area.

         10. No compensation will be paid to DISTRIBUTOR for numbers activated by, and in the name of, DISTRIBUTOR, its subdistributors, affiliates, employees, any person included in the definition of DISTRIBUTOR, and the like, if CARRIER determines such activations are for rental purposes.

                                           BellSouth Mobility, Inc.
                                           Exhibit B, Page 5
                                           January 1, 2001
                                           Non-Exclusive and Semi-Non Exclusive
                                           Authorized Distributor


B. NO COMPENSATION SHALL BE PAID UNDER THIS AGREEMENT FOR ANY SUBSCRIBER ACTIVATED UNDER A PREPAID PLAN OR PROGRAM.

                                       II
                           PAYMENT FOR SERVICE OPTIONS

         CARRIER reserves the right to determine whether DISTRIBUTOR will receive compensation for service options when those options are introduced or implemented. Payment for service options shall be determined by the appropriate CARRIER Manager in the Area.


                                       III
                        MARKET DEVELOPMENT FUNDS ("MDF")

                                    YEAR ONE

                                * * * * * * * * *

                                    YEAR TWO

                                * * * * * * * * *

                                       IV
                            COMPENSATION MODIFICATION

                                * * * * * * * * *


                                        V
                             COOPERATIVE ADVERTISING

                                * * * * * * * * *


                                       VI
                                     GENERAL

A. Continuous active service refers to the use of CARRIER's WRS without interruption, either voluntary or involuntary.

         For purposes of calculating continuous active service, a Subscriber who is disconnected for nonpayment and is reconnected to CARRIER's service in the same billing cycle shall be considered as having continuous active service.

                                           BellSouth Mobility, Inc.
                                           Exhibit B, Page 6
                                           January 1, 2001
                                           Non-Exclusive and Semi-Non Exclusive
                                           Authorized Distributor


B. If DISTRIBUTOR received Equipment under any CARRIER program and invoices are not paid within sixty (60) days of the invoice date, or if DISTRIBUTOR owes CARRIER amounts for any other reason, including, but not limited to, all amounts due for unpaid bills for wireless service provided to DISTRIBUTOR or its officers or principals, CARRIER reserves the right to deduct such unpaid amounts from DISTRIBUTOR's compensation.

              DISTRIBUTOR understands that it will be invoiced for lost, stolen and damaged Equipment which has been shipped by CARRIER or CARRIER's supplier in accordance with standard practices.

C. If DISTRIBUTOR believes there are any discrepancies in commission payments, DISTRIBUTOR must submit a request for reconciliation within ninety (90) days from the date of such payment.

D. If CARRIER believes that DISTRIBUTOR may cease doing business as a CARRIER DISTRIBUTOR or if CARRIER determines that this Agreement may terminate for any other reason, then CARRIER may, in its sole discretion, withhold compensation otherwise due to DISTRIBUTOR in order to cover chargebacks or other deductions from DISTRIBUTOR'S compensation that CARRIER may make for Subscribers who do not complete 90 days of continuous active service based on DISTRIBUTOR's chargebacks for most recent 90 day period. CARRIER shall inform DISTRIBUTOR in such a case of the reasons for withholding compensation.

                                    EXHIBIT C


Fraudulent Subscribers are a major source of cellular fraud and consequent revenue losses. To prevent this and protect both CARRIER and its respective distribution channels, the following are required for qualification of commissions and/or bonuses.

         Verification of identity and signature from valid drivers license or state issued ID card. Make sure the signature and address are the same on the service application as on the ID.

         If possible, obtain a copy of ID to be maintained with service application.

         Accounts must be in the name of the person signing the application and that person's credit must be used in determining qualification for service and deposit requirements.

         Account must be a new subscriber - a change of mobile number or ESN does not constitute a new account.

         Altering phones by changing the ESN (i.e. providing an extension phone) is in violation of FCC Rules and will result in not only commission chargeback but also is considered breach of contract.

         THE MANAGER IN YOUR AREA WILL FURNISH YOU A POLICIES AND PROCEDURE LETTER REGARDING FRAUDULENT SUBSCRIBERS, WHICH LETTER SHALL BECOME A PART OF THIS AGREEMENT.




         This Exhibit may be amended from time to time by CARRIER.

                                    EXHIBIT D
             FORM OF LICENSE TO USE MARKS BY AUTHORIZED DISTRIBUTOR

                           TRADEMARK LICENSE AGREEMENT
                      (CARRIER and Authorized DISTRIBUTOR)

         This Trademark License Agreement is entered into effective as of the date executed by Licensor, by and among BELLSOUTH INTELLECTUAL PROPERTY MARKETING CORPORATION, a Georgia corporation ("BellSouth" or "Licensor"), CARRIER IDENTIFIED ON EXHIBIT B ("CARRIER"), and DISTRIBUTOR IDENTIFIED ON EXHIBIT B, ("Licensee" or "DISTRIBUTOR").

         Whereas, CARRIER, an affiliate of Licensor, and DISTRIBUTOR have entered into that certain Authorized Agency Agreement, with respect to the promotion and provision of certain services of CARRIER (the "Master Agreement"); and

         Whereas, it is contemplated under the terms of the Master Agreement that DISTRIBUTOR will be authorized to use certain trademarks of CARRIER or its affiliates, and CARRIER has requested that BellSouth grant a license of such trademarks to DISTRIBUTOR for the purposes thereof; and

         Whereas, BellSouth Intellectual Property Corporation owns and BellSouth Intellectual Property Marketing Corporation holds the exclusive right to license the BELLSOUTH MOBILITY, BELLSOUTH MOBILITY DCS, the DCS Design, BELLSOUTH and Bell Symbol trademarks, service marks and logos listed in APPENDIX 1 to third parties (the "Marks"); and

         Whereas, Licensor is willing to license the Marks to DISTRIBUTOR under the terms and conditions hereof, and this License Agreement will set forth the graphic standards and other guidelines for use of the Marks; and

         Now, Therefore, in consideration of the mutual covenants set forth below, the parties agree as follows:

         1. Licensee acknowledges that you have entered into a valid written Authorized Agency Agreement with CARRIER to act as an distributor of CARRIER to solicit and contract with Subscribers for Wireless Radio Service (as those terms are defined in the Master Agreement). Licensee further acknowledges that any breach of the Master Agreement shall constitute an immediate breach of this License Agreement. To the extent that the terms of this License Agreement and the Master Agreement conflict, the terms of this License Agreement will control.

         2. BellSouth Intellectual Property Marketing Corporation ("BellSouth") hereby grants Licensee a one-time, nonexclusive, royalty-free license to use and reproduce the logos on the Logo Slick Page that follows as APPENDIX 2 subject to the terms hereof. The license is limited to the right to reproduce the Marks in conjunction with the sale of CARRIER's WRS and products. This license shall run concurrently with the term of the Master Agreement, and any renewals thereof.

         3. The Logo Slick Page contains the permissible typefaces for use of the Marks. Licensee agrees to use the Marks exactly as shown on the Logo Slick Page without any alteration to the Marks. Licensee may not modify the typeface or use any typeface other than the typeface shown on the Logo Slick Page. Failure to display the Marks as indicated herein shall result in immediate cancellation of this authorization.

         4. Licensee acknowledges that its right to use the Marks is derived solely from this License Agreement and is limited to the right to identify Licensee as a distributor of CARRIER for the sale of WRS and to identify products and services bearing the Marks which may be sold by Licensee. Licensee agrees to comply with all rules and regulations pertaining to the Marks prescribed by BellSouth from time to time during the term of this License Agreement. Licensee agrees to maintain the quality and nature of the products and services associated with the Marks as established by BellSouth and CARRIER. DISTRIBUTOR acknowledges that it has no interest in the Marks and all rights therein and goodwill pertaining thereto belong exclusively to BellSouth Intellectual Property Corporation ("BIPCO"). This License Agreement is not assignable and Licensee may not grant any sub-license(s) of its rights herein; provided, however, its distributors and subdistributors may display promotional materials bearing the Marks without alteration thereof, but may not use the Marks in advertising. Any unauthorized use of the Marks by Licensee, or any use not in compliance herewith, shall constitute an infringement of the rights of BIPCO in and to the Marks.

         5. Licensee shall use the Marks with such words qualifying or identifying the agency relationship of CARRIER and Licensee as CARRIER from time to time reasonably prescribes. Licensee shall not use the Marks as part of any corporate or trade name or with any prefix, suffix or other modifying words, terms, designs or symbols, or in any modified form, nor may Licensee use the Marks in connection with the sale of any unauthorized product or service or in any other manner not expressly authorized by this License Agreement or separately in writing by CARRIER. Licensee agrees to display the Marks on stationery and other forms used in its WRS business in the manner prescribed herein. Misuse of the Marks by Licensee or its subdistributors may result in termination of this License Agreement or such other remedy as BellSouth may establish from time to time.

         6. If it becomes advisable at any time in BellSouth's sole discretion for Licensee to modify or discontinue use of any Mark or substitute one or more additional trademarks or service marks to identify its relationship with CARRIER, Licensee agrees to comply therewith within a reasonable time after notice thereof by BellSouth and the sole obligations of CARRIER in any such event shall be to reimburse Licensee for the out-of-pocket costs, if any, of complying with this obligation. In addition, Licensee shall replace obsolete identification signs or identification material with new signs or identification material should BIPCO adopt new Marks replacing one or more Marks identified by BellSouth on the Logo Slick Page.

         7. BellSouth reserves for itself the right to inspect and review, at any reasonable time and with reasonable notice, the use of the Marks by the Licensee pursuant to this License

Agreement in order to confirm that the nature and quality of the goods and services associated with the Marks and the use of the Marks by the Licensee conforms to its standards. Any use of the Marks which is not authorized herein or by an authorized representative of BellSouth shall be strictly prohibited. Any use of the Marks which is inconsistent with terms hereof shall be grounds for immediate cancellation of this authorization to use the Marks. Any failure to select this remedy on any occasion shall not constitute a waiver of BellSouth's rights under this paragraph.

         8. This License Agreement shall be governed by the laws of the United States and the State of Georgia.

         9. If for any reason a court of competent jurisdiction finds any provision, or portion thereof, to be unenforceable, the remainder of this License Agreement shall continue in full force and effect.

         10. This License Agreement constitutes the entire agreement between the parties with respect to the use of the Marks and supersedes all prior or contemporaneous understandings regarding such subject matter. No amendment to or modification of this License Agreement will be binding unless in writing and signed by BellSouth.

         IN WITNESS WHEREOF, the parties have manually or by electronic signature executed this License Agreement by their duly authorized representatives in one or more counterparts, each of which shall constitute an original, on the effective date specified above.

AUTHORIZED DISTRIBUTOR:                      LICENSOR:

BOBBY ALLISON WIRELESS                       BELLSOUTH INTELLECTUAL
                                             PROPERTY MARKETING
                                             CORPORATION


By:      /s/ Robert L. McGinnis              By:
   ---------------------------------            -------------------------------

Name: Robert L. McGinnis                     Name:  Scott Frank

Title:  CEO                                  Title:    President

Date:    8/11/00                             Date:
     -------------------------------              -----------------------------

AFFILIATE:



-----------------------------------------------------
CARRIER

By:
   --------------------------------------------------
(SIGNATURE)

Name:
     ------------------------------------------------

Title:
      -----------------------------------------------

Date:
     ------------------------------------------------

                                   APPENDIX 1

Authorized Marks under Trademark License Agreement to DISTRIBUTOR.

         Mark and Class                           Date of Registration            U.S. Regis. No.
         --------------                           --------------------            ---------------
         BELLSOUTH, Class 38                      Sept. 29, 1987                       1,459,196
         BELLSOUTH, Class 9                       Nov. 14, 1989                        1,565,559
         BELL, Classes 9 and 38                   Nov. 14, 1989                        1,565,562
         Bell Symbol, Class 38                    July 30, 1957                        1,327,677
         Bell Symbol, Class 9                     Dec. 5, 1989                         1,569,327
         BELLSOUTH MOBILITY                       Dec. 31, 1991                        1,670,082
         BELLSOUTH MOBILITY                       July 21, 1992                        1,702,143
         BELLSOUTH MOBILITY                       Dec. 3, 1996                         2,020,258
         DCS and Design                           June 16, 1998                        2,166,626
         DCS and Design                           July 28, 1998                        2,176,964

                                   APPENDIX 2

Graphic Standards for BellSouth Marks